       EXHIBIT 11 -- STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
                                   (Unaudited)


                                                                               12 WEEKS ENDED
                                                                      ---------------------------------
                                                                         JUNE 21,            JUNE 22,
                                                                           1997                1996
                                                                      ------------         ------------
PRIMARY:
    Weighted average shares outstanding..........................      8,395,163           8,394,966
    Net effect of dilutive stock options -- based on the treasury
       stock method..............................................         50,157                   0(a)
                                                                      ----------         ----------
          Total..................................................      8,445,320           8,394,966

                                                                      ----------         -----------
    Net income (loss)............................................     $2,899,379         $(7,111,787)
                                                                      ----------         -----------

       Per share amount..........................................     $     0.34         $     (0.85)
                                                                      ----------         -----------

FULLY DILUTED:
    Weighted average shares outstanding..........................      8,395,163           8,394,966
    Net effect of dilutive stock options -- based on the treasury
       stock method using average market price...................         62,281                   0(a)
    Assumed conversion of 7% convertible subordinated
       debentures issued March 5, 1993...........................      1,290,323                   0(a)
                                                                      ----------         -----------
          Total..................................................      9,747,767           8,394,966
                                                                      ----------         -----------

    Net income (loss)............................................     $2,899,379         $(7,111,787)
    Add 7% convertible subordinated debenture interest, net of tax
       effect....................................................        229,837                   0(a)
                                                                      ----------         -----------
                                                                      $3,129,216         $(7,111,787)
                                                                      ----------         -----------

          Per share amount.......................................     $     0.32         $     (0.85)

------------


(a)  Antidilutive common stock equivalents excluded.

       EXHIBIT 11 -- STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (All amounts in thousands except per share amounts)




                                                                                          YEAR ENDED
                                                                      -----------------------------------------
                                                                       March 29,       March 30,     April 1,
                                                                         1997            1996          1995
                                                                      ----------      -----------   -----------
PRIMARY EARNINGS PER SHARE:
   Average shares outstanding...................................        8,395           8,403         8,424
   Net effect of dilutive stock options -- based on the
       Treasury Stock method using average market price.........           38              36             5
                                                                       ------          ------        ------
   Total primary shares and equivalents.........................        8,433           8,439         8,429
                                                                       ======          ======        ======
   Net income (loss)............................................       $ (244)         $9,033        $8,573
                                                                       ------          ------        ------
       Per primary share amount.................................       $(0.03)         $ 1.07        $ 1.02

                                                                       ======          ======        ======

FULLY DILUTED EARNINGS PER SHARE:
   Average shares outstanding...................................        8,395           8,403         8,424
   Net effect of dilutive stock options -- based on the
       Treasury Stock method using higher of average market
       or last price............................................           74              47             6
   Assumed conversion of 7% convertible subordinated
       debentures...............................................        1,290           1,290         1,290
                                                                       ------          ------        ------
         Total shares and equivalents...........................        9,759           9,740         9,720
                                                                       ======          ======        ======
   Net income (loss)............................................       $ (244)         $9,033        $8,573
   Add 7% convertible subordinated debentures interest, net
       of tax benefit...........................................          877             895           948
                                                                        -----          ------        ------
         Total                                                         $  633          $9,928        $9,521
                                                                       ------          ------        ------
            Per fully diluted share amount......................       $ 0.06(a)       $ 1.02        $ 0.98


------------

(a) For financial reporting purposes, adjusted to exclude the effects of antidilutive stock options and convertible subordinated debentures of $0.09.